                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       TERAYON COMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                  77-0328533
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                                _______________


                              2952 BUNKER HILL LANE
                              SANTA CLARA, CA 95054
                    (Address of principal executive offices)

                                _______________


                     1997 EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)


                                  EDWARD LOPEZ
                                 GENERAL COUNSEL
                       TERAYON COMMUNICATION SYSTEMS, INC.
                              2952 BUNKER HILL LANE
                              SANTA CLARA, CA 95054
                                 (408) 727-4400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                _______________


                         CALCULATION OF REGISTRATION FEE

----------------------------   ---------------   --------------------   --------------------   ------------------
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
        REGISTERED               REGISTERED           SHARE (1)              PRICE (1)          REGISTRATION FEE
----------------------------   ---------------   --------------------   --------------------   ------------------
Shares of Common Stock,           3,000,000             $7.645            $22,935,000                $2,110.02
par value $.001 per share,
reserved for future
issuance under the 1997
Equity Incentive Plan
----------------------------   ---------------   --------------------   --------------------   ------------------
Total                             3,000,000                               $22,935,000                $2,110.02


----------------------------   ---------------   --------------------   --------------------   ------------------

--------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on March 27, 2002 for shares available for future grant pursuant to the 1997 Equity Incentive Plan (pursuant to Rule 457(c) under the Securities Act of 1933, as amended).

                    INCORPORATION BY REFERENCE OF CONTENTS OF
              REGISTRATION STATEMENTS ON FORMS S-8 NOS. 333-66139,
                        333-4470, 333-47154 AND 333-61050

      The contents of Registration Statements on Forms S-8 Nos. 333-66139, 333-4470, 333-47154 and 333-61050 filed with the Securities and Exchange Commission on October 26, 1998, August 29, 2000, October 2, 2000 and May 16, 2001, respectively, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
   5.1      Opinion of Edward Lopez, Senior Vice President, General Counsel and
            Human Resources of Terayon Communication Systems, Inc.

  23.1      Consent of Ernst & Young LLP, Independent Auditors.

  23.2 Consent of Edward Lopez is contained in Exhibit 5.1 to this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on April 2, 2002.

                                          TERAYON COMMUNICATION SYSTEMS, INC.

                                          By: /s/ Dr. Zaki Rakib
                                             -----------------------------------
                                              DR. ZAKI RAKIB
                                              CHIEF EXECUTIVE OFFICER AND
                                              SECRETARY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                      DATE
---------                                  -----                      ----
  /s/ Dr. Zaki Rakib             Chief Executive Officer,         April 2, 2002
-----------------------------    Secretary and Director
      DR. ZAKI RAKIB             (Principal Executive Officer)

             *                   Chief Financial Officer          April 2, 2002
-----------------------------    (Principal Financial and
      CAROL LUSTENADER           Accounting Officer)

             *                   Director                         April 2, 2002
-----------------------------
      ALEK KRSTAJIC

             *                   President and Chairman of        April 2, 2002
-----------------------------    the Board of Directors
      SHLOMO RAKIB

             *                   Director                         April 2, 2002
-----------------------------
      CHRISTOPHER J. SCHAEPE

             *                   Director                         April 2, 2002
-----------------------------
      LEWIS SOLOMON

*By:  /s/ Dr. Zaki Rakib
    -------------------------
          Dr. Zaki Rakib
          Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   5.1      Opinion of Cooley Godward LLP.

  23.1      Consent of Ernst & Young LLP, Independent Auditors.

  23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement.